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                                                                    EXHIBIT 10.1

                     100% PURE JAVA LOGO LICENSE AGREEMENT

This Logo License Agreement including Exhibits ("Agreement") is entered into by and between Sun Microsystems, Inc., a Delaware corporation acting by and through its JavaSoft division and having its principal place of business at 901 San Antonio Road, Palo Alto, California 94303 ("Sun"), and Licensee as Identified below ("Licensee").

LICENSEE (Company): ThinWeb Software Inc.
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Mailing Address: _____________________________________________________________
Attention (Name & Title):_____________________________________________________
Voice & Facsimile:____________________________________________________________
Licensee's URL:_______________________________________________________________

PRODUCT: JDBC Remote, WebCrumbs
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WHEREAS, Sun wishes to protect and promote its 100% PURE JAVA Logo as an indicator of products incorporating software written completely and exclusively in Sun's JAVA programming language and capable of running in a similar fashion on numerous of the predominant browsers and platforms and wishes to license that Logo to Licensee; and

WHEREAS, Licensee wishes to certify that its product meets the above identified criteria as more fully set out below and wishes to license the 100% PURE JAVA Logo from Sun;

NOW THEREFORE, in consideration of the mutual promises arid covenants set forth below, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows;

1.   DEFINITIONS

     1.1 "JAVA Trademarks" means Sun's JAVA trademark, Sun's Coffee Cup Logo, Sun's 100% PURE JAVA word mark, Sun's Jump to Java Logo, Sun's "Duke" logo and all of Sun's JAVA based trademarks and logos, whether now in use or adopted in the future.

     1.2 "Logo" means the Logo depicted in Exhibit A or such additional or replacement logo(s) as Sun may provide from time to time under this Agreement, and no other logo, mark, or designation.

     1.3 "Product" means only Licensee's above described software product, component or applet.

     1.4 "For Java Tagline" means only the words "For Java", and no other Sun trademark.

2.   GRANT OF LICENSE

     2.1 Grant To Licensee. Subject to all restrictions set forth in this Agreement, Sun grants to Licensee, for the Term and within the Territory, a non exclusive non-transferable, personal, royalty-free license to use the Logo only in connection with the Product in accordance with this Agreement (a) on the Product splash screens and Product packaging; and (b) in the marketing, advertising, distribution, and sale of the Product. Licensee may state in materials used in the marketing advertising, distribution, and sale of the Product that the Product complies with the requirements of Suns 100% Pure Java Program. In addition, Sun grants to Licensee, for the Term and within the Territory a non-exclusive, non-transferable, personal, royalty-free license to use the For Java Tagline in conjunction with the name of the Product. Licensee is granted no other right, title, or license to the Logo, any JAVA Trademark or any other Sun trademark for any other purpose, and is specifically granted no right to sublicense the Logo or any other Sun trademarks or logos.

     2.2 Territory. (a) Licensee may use the Logo only in the countries appearing in Exhibit B (the "Territory"). This Territory restriction applies to all materials bearing the Logo whether distributed via any tangible media or via electronic transmission: specifically, Licensee shall not distribute materials bearing the Logo in any manner outside the Territory. Notwithstanding the foregoing, use of the Logo on a website within the Territory but accessible from countries outside of the Territory shall not be considered a breach of this Territory restriction.

               (b) Licensee may request expansion of the Territory but no expansion shall occur unless Sun expressly agrees in writing beforehand to extend the Territory, which Sun may refuse to do in its sole discretion. Licensee shall pay all costs, including fees for legal services, registrations, recordals, and foreign language translations, associated with any Territory extension requested by Licensee. Sun may eliminate any country from the Territory if it determines in its sole judgment that use or continued use of the Logo in such country may subject Sun or any third party to legal liability or may jeopardize Sun's rights in the Logo or any Sun trademark or logo in that or any other country. In such event within sixty (60) calendar days of receipt of Notice from Sun, Licensee shall cease all use of the Logo in such countries.

               2.3 No Limitation On Use. Nothing contained in this Agreement shall be construed to limit or restrict in any way or manner, any right of Sun to encumber, transfer, license, access, reference, use, or practice JAVA Trademarks or the Logo in anyway for any purpose or use (subject only to the rights specifically granted Licensee
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hereunder), including, without limitation. Sun's use, licensing, and/or registration of JAVA Trademarks or the Logo anywhere in the world for any purpose.

     3.   PROTECTION OF THE JAVA TRADEMARKS AND LOGO

     3.1 Sun's Ownership and Rights. Licensee acknowledges and agrees that Sun is the sole owner of all right, title, and interest in and to the Logo and the JAVA Trademarks and all associated goodwill and other interests for use on and in connection with computer hardware, software. Peripherals, technologies, services and other related goods and services. Licensee shall not (a) do anything that might harm the reputation or goodwill of the Logo or the JAVA Trademarks; (b) take any action inconsistent with Sun's ownership of the Logo or the JAVA Trademarks; or (c) challenge Sun's rights or interests in or attempt to register the Logo or the JAVA Trademarks, or any mark or logo substantially similar thereto. Licensee's use of the Logo inures solely to Sun's benefit.

     3.2 Assignment Of Rights. If, at any time, Licensee acquires any rights in, or, trademark registrations or applications for, the Logo or any JAVA Trademark by operation of law or otherwise, Licensee will immediately upon request from Sun and at no expense to Sun, assign such rights, registration or applications to Sun, along with any and all associated goodwill.

     3.3 Further Assurances. Licensee agrees to cooperate with Sun and take all reasonable actions required to vest and secure in Sun the ownership rights and appurtenant interests as provided in this Agreement, and shall assist Sun to the extent necessary to protect and maintain the Logo and the JAVA Trademarks worldwide, including but not limited to (a) giving prompt Notice to Sun of any known or potential infringement of the Logo or any JAVA Trademark of which Licensee becomes aware, and (b) cooperating with Sun in the preparation, execution or recordal of any documents necessary to register or otherwise protect the Logo or any JAVA Trademark, or to record this Trademark License with the appropriate trademark authorities of any country.

     3.4 Third Party Claims. In its sole discretion, Sun may commence, prosecute or defend any action or claim concerning the Logo or any JAVA Trademark, in the name of Sun or Licensee, or join Licensee as a party thereto. Sun shall have the right to control any such litigation, and Licensee shall reasonably cooperate with Sun in any such litigation at Sun's cost. Licensee shall not commence any action regarding the Logo or any JAVA Trademark, without Sun's prior written consent which Sun may withhold in its sole discretion.

     4.        CERTIFICATION STANDARDS

     4.1 Certification Tests. This Agreement applies only to versions of Product that have successfully passed the technical certification tests ("Certification Tests") developed and updated from time to time by Sun and run by a third party certification center chosen by Sun in Sun's sole discretion ("Certification Center"). The Certification Tests verify that a submitted software product meets the 100% Pure Java certification standards ("Certification Standards"), which are that the software is written completely and exclusively in Sun's JAVA programming language, that it contains no native method calls, that it conforms to core JAVA API specifications, and that such software product will function similarly on appropriate browsers or platforms including but not limited to: HotJava Browser, Microsoft Internet Explorer, Netscape Navigator, Solaris, JavaOS, Windows 95/3.l/NT MacOS ("Required Environments"). Sun reserves the right to add or delete browsers or platforms from the Required Environments from time to time.

     4.2 New Versions Licensee must submit any new version of the Product that offers feature or functionality enhancements not present in the immediately preceding Product version ("New Version") to the Certification Center for testing. Licensee may only use the Logo to connection with New Versions that have passed the Certification Tests that were current at the time of submission of the New Version to the Certification Center.

     4.3 Maintenance Updates Licensee shall not be required to submit to the Certification Center for retesting a release of a Product containing only error corrections but not containing any new functionalities or features compared to those functionalities or features present in the immediately preceding Product version ("Maintenance Updates"). However, Licensee shall provide Notice to Sun (JavaSoft Division) and Certification Center at least seven (7) calendar days prior to release of the Maintenance Update confirming that the Maintenance Update is written completely and exclusively in Sun's JAVA computer language, that it contains no native method calls, that it conforms to core JAVA API specifications, and that it will function similarly and as intended in all of the Required Environments. Upon Sun's receipt of such compliance confirmation from Licensee, Licensee may use the Logo in connection with such Maintenance Update pursuant to the terms of this Agreement. Sun may determine, in its sole discretion, that a new release of a Product does not qualify as a Maintenance Update and instead is a New Version, requiring its own certification pursuant to the above sub-section 4.2. In addition, at Sun's sole discretion and at any time Sun may require Licensee, at Licensee's expense, to submit any Maintenance Update to the Certification Center for Certification Testing. If the Maintenance Update does not pass the Certification Tests, Licensee shall cease all use of the Logo on or in connection with the Maintenance Update until such Maintenance Update passes the Certification Tests.

     4.4 Java Developer's Kit Compliance. Licensee shall indicate the latest version of Sun's Java Developer's Kit software toolkit to which the Product complies in prominent places on product packaging, splash screens and other marketing collateral.

     4.5 Audits, Record Retention and Complaints. Licensee shall keep written records of all Certification Tests performed and make such records available to Sun promptly upon written request. In Sun's sole discretion and at any time, Sun may evaluate and test in any manner any Product, New Version or Maintenance Update bearing the Logo to verify conformance to the Certification standards and all other requirements of this Agreement ("Audit"). Sun shall pay the cost of an Audit except when it relates to a Maintenance Update pursuant to paragraph 4.3 above, under which circumstances Licensee shall pay for the Certification Testing. Licensee shall give prompt Notice to Sun of any
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complaint or other indication by any customer or other third party that any version of Product or Maintenance Update bearing the Logo may not conform to the Certification Standards and all other requirements of this Agreement. Licensee shall provide all assistance necessary for Sun to perform Audits and to ensure compliance with the Certification Standards and all other requirements of this Agreement. If following an Audit, Sun determines in its sole discretion, that the audited Product does not meet the Certification Standards or any other requirement of this Agreement ("Non-Complying Product"), then Licensee shall immediately cease using the Logo in connection with such Product until it is in compliance with the Certification Standards or any other requirement of this Agreement, which Sun shall determine in its sole discretion. Any Non-Complying Products bearing the Logo shall be subject to recall in Sun's sole discretion after thirty (30) calendar days Notice to Licensee of the non-compliance, if Licensee has not made publicly available, for no additional cost to purchasers or owners of Non-Complying Product, a software patch which can be used with the Non-Complying Product to make such Product compliant with the Certification Standards and all other requirements of this Agreement.


     4.6 Damage to Sun's Reputation. Licensee shall not use the Logo in any manner which, in Sun's sole discretion, will diminish or otherwise damage
Sun's reputation or its goodwill in the Logo, including but not limited to, uses which would be deemed to be obscene, pornographic, excessively violent or otherwise in poor taste or unlawful, or which purpose or objective is to encourage unlawful activities.

     4.7 Reputation and Industry Standards. Licensee shall maintain the quality of the Product with which Licensee uses the Logo at a level that meets or exceeds industry standards and that is at least commensurate with Licensee's overall reputation for quality.

     LOGO USAGE AND ATTRIBUTION

     5.1 Logo Usage, Licensee may use the Logo only in the exact form of approved camera-ready logo artwork or electronic logo artwork received from Sun or Sun's designee. The reproduction of the Logo appearing in Exhibit A is for reference only, and Licensee shall not copy it for use on or in connection with any product, packaging or collateral materials. Licensee's use of the Logo shall comply with the then current JAVA Trademark Guidelines (currently found at http:java.sun.com/trademarks.html and the then current 100% Pure Java Logo
Usage guidelines (currently found at
http:java.sun.com/100percent/logousage.html) provided by Sun to Licensee, both of which are incorporated herein by reference and both of which Sun may modify from time to time in its sole discretion. Whenever Licensee displays the Logo, Licensee shell display it (a) in a size and style less prominent than, and separately from any of, Licensee's own names, marks or logos, (b) accompanied by
(TM) symbol, (c) not in combination with any other name, mark or logo, and (d) in such a manner that it is clear that the Logo only refers to the specific Product which has passed the relevant Certification Tests and not any other product of Licensee's or any third party. Specifically, when the Product with which the Logo is used is bundled with other Licensee or third party products that have not passed the appropriate Certification Tests, Licensee shall always display the Logo in such a manner that it is clear, in Sun's sole discretion, that the Logo only refers to the Certified Product and not to any product in the bundle which has not passed the Certification Tests.

     5.2 Attribution. Licensee shall display the following trademark legend on all materials in or on which Licensee displays the Logo:

     "Java, 100% Pure Java, and all Java-based trademarks and logos are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries."

6    SUPPORT

     6.1 Support Sun shall not be responsible under this Agreement for providing any support to Licensee's customers acquiring Licensee's Products.

7    WARRANTIES; LIMITATION OF LIABILITY

     7.1 No Warranties. SUN WARRANTS AND REPRESENTS THAT IT HAS THE RIGHT TO GRANT THE LICENSES GRANTED HEREIN, AND THAT IT IS NOT AWARE OF ANY CLAIM OF TRADEMARK INFRINGEMENT AGAINST THE MARKS IN THE UNITED STATES. SUN MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, AND DISCLAIM ALL WARRANTIES THAT MAY BE IMPLIED BY LAW, INCLUDING ANY WARRANTIES OF NON-INFRINGEMENT.


     7.2 Damages, SUN AGREES TO INDEMNIFY AND DEFEND LICENSEE FROM AND AGAINST ANY AND ALL DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS FEES) INCURRED IN CONNECTION WITH A CLAIM, PROVED TRUE, WHICH WOULD CONSTITUTE A BREACH OF THE FOREGOING WARRANTY PROVIDED SUN IS NOTIFIED PROMPTLY, IN WRITING, OF ANY SUCH CLAIM. SUN SHALL HAVE SOLE CONTROL OVER DEFENSE AND SETTLEMENT OF SUCH CLAIM AND LICENSEE SHALL PROVIDE REASONABLE ASSISTANCE FOR SUCH DEFENSE. NOT WITHSTANDING THE ABOVE, IN NO EVENT SHALL SUN BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES (INCLUDING LOSS OF BUSINESS PROFITS) ARISING FROM OR RELATED TO LICENSEE'S USE OF THE LOGO.

     8    ASSIGNMENT
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          Sun may assign this Agreement or any of its rights or obligations hereunder in any manner in its sole discretion. Licensee may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without Sun's written consent, which Sun may withhold in its sole discretion. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

     9.   INDEMNIFICATION

          Licensee shall indemnify and defend Sun against any loss, liability, damage, cost, or expense, including reasonable attorneys' fees, arising out of any claim or action brought against Sun alleging liability on the basis of the manufacturing, marketing, advertising, distribution, export, sale, or use by any person of any Product using or bearing the Logo. However, Licensee shall not be obligated to indemnify or defend Sun on account of any claim of trademark infringement where Licensee is in compliance with this Agreement.

     10.  TERM AND TERMINATION

          10.1 Term. This Agreement shall commence upon (a) the date Sun is informed by the Certification Center that Licensee's Product has passed the Certification Tests, and (b) both parties' execution of this Agreement, whichever occurs later ("Effective Date") and shall have an initial term of one (1) year. Thereafter this Agreement shall renew for additional one (1) year periods unless either party notifies the other party in writing of its intent not to renew at least thirty (30) calendar days prior to the end of the then current term.

          10.2  Termination. This Agreement may be terminated:

                (a) by either party effective thirty (30) calendar days after Notice of termination to the other party for breach of any provision of this Agreement if such breach has not been cured within such thirty (30) day period:

                (b) by either party, in its sole discretion, upon sixty (60) calendar days' Notice to the other party:

                (c) by Sun immediately upon Notice to Licensee if any Product has been found by any government agency or court to be defective in any way: or;

                (d) by Sun immediately and automatically without notice of any kind from Sun (i) in the event of the direct or indirect taking over or assumption of control of Licensee or of substantially all of its assets by any government, governmental agency, or other third party, or the transfer of more than twenty percent (20%) equitable ownership of Licensee to a direct competitor of Sun: (ii) if Licensee commits an act of bankruptcy, or files any petition under the bankruptcy or insolvency laws of any jurisdiction, country or place; (iii) If a receiver or trustee is appointed for Licensee's business or property; or, (iv) if Licensee is adjudicated bankrupt or insolvent.

          10.3 Obligations and Termination. Upon termination of this Agreement, Licensee shall immediately discontinue all use of the Logo, and the license and rights granted hereunder shall terminate completely. Notwithstanding the foregoing, unless this Agreement is terminated by breach, Licensee may distribute then-existing units of the Product containing the Logo for a period of thirty (30) days from the termination date.

          10.4 Survival Rights and obligations under this Agreement which by their nature should survive, including, but not limited to, all rights and obligations in Sections 3, 7, 8, 9, 10.4. and 11, will remain in effect after termination or expiration hereof.

     11.  GENERAL

          11.1 Relationship Of The Parties. This Agreement is not intended to and shall not create a relationship such as a partnership, franchise, joint venture, agency or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

          11.2 Notices. All notices or demands hereunder must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person and at the addresses specified on page 1 for the Licensee or as follows for Sun ("Notice")

     100% Pure Java Program Manager                    with a copy to:
                                                       ----------- --
     Sun Microsystems, Inc., JavaSoft Division         Trademark Counsel
     901 San Antonio Road                              Sun Microsystems, inc.
     Mail Stop UCUPO1-302                              901 San Antonio Road
     Palo Alto' CA 94303 USA                           MailStop UCUPOI-303
     E-mail: 100percentpure-legal@java.sun.com         Palo Alto, CA 94303 USA
                                                       Email :trademarks@sun.com

          Such Notice shall be effective upon receipt. Changes in the Notice addresses shall be given in writing and in accordance with this section.
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          11.3  Waiver Or Delay. Any waiver of any term or provision of this
     Agreement, or any delay by any party in the enforcement of any tight hereunder, shall neither be construed as a continuing waiver nor create an expectation of non-enforcement, of that or any other term, provision or right.

          11.4 Headings. The headings used herein are for convenience only and shall not be considered in the interpretation and construction of this Agreement.

          11.5 Governing Law; Venue. Any action related to this Agreement shall be governed by California law and controlling U.S, federal law, and the choice of law rules of any jurisdiction shall not apply. The parties agree that any action shall be brought in the United States District Court for the Northern District Of California or the California Superior Court for the County of Santa Clara, as applicable, and the parties hereby submit exclusively to the personal jurisdiction and venue of the United States District Court for the Northern District of California and the California Superior Court of the County of Santa Clara.

          11.6 Injunctions. Licensee agrees that a material breach of any obligations in Sections 2 through 9 of this Agreement is likely to cause irreparable harm to Sun for which damages would not be an adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, and upon an adequate showing of material breach, and without further proof of irreparable harm other than this acknowledgement, Sun shall be entitled to (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions, and (b) to such other and further equitable relief as the court may deem proper under the circumstances.

          11.7 Entire Agreement. This Agreement is the parties' entire agreement relating to its subject matter. It supersedes all prior or contemporaneous oral or written communications, proposals conditions, representations, and warranties, and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of this Agreement No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

          11.8 Severability. Each provision of this Agreement is severable and any findings of invalidity of any pan of this Agreement shall not effect the validity of the remaining portions thereof.

          IN WITNESS WHEREOF, the parties hereby execute this Agreement through the authorized representatives whose names appear below.

     SUN MICROSYSTEMS, INC., by Its JAVASOFT DIVISION

                                                  LICENSEE

                                              ThinWeb Software Inc.
     By:________________________             By:______________________________
     Name:______________________             Name:____________________________
     Title:_____________________             Title:___________________________
     Date:______________________             Date:     September 2, 1998
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